TEKNI-PLEX, INC.

                                  $275,000,000

                   12 3/4% Senior Subordinated Notes due 2010


                               Purchase Agreement


June 15, 2000

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

         Tekni-Plex, Inc., a corporation formed under the laws of Delaware (the "Company"), proposes to issue and sell (the "Offering") to J.P. Morgan Securities Inc. (the "Initial Purchaser") $275,000,000 principal amount of its 12 3/4% Senior Subordinated Notes due 2010 (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture to be dated as of June 21, 2000 (the "Indenture") among the Company, the Guarantors (as defined) and HSBC Bank USA, as trustee (the "Trustee"). The Notes will be guaranteed (the "Guarantee" and, collectively with the Notes, the "Securities") on a senior subordinated basis by each of the domestic subsidiaries of the Company listed on Schedule A attached hereto (the "Guarantors").

         The sale of the Securities to the Initial Purchaser will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act" or the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Act. Holders of the Securities will have the benefits of a Registration Rights Agreement to be dated as of June 21, 2000 among the Company, the Guarantors and the Initial Purchaser, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Registration Statement") registering an issue of senior subordinated notes of the Company which are identical in all material respects to the Securities (except that the Exchange Notes will not contain terms with respect to transfer restrictions or liquidated damages) (such notes, together with any Private Exchange Securities (as defined in the Registration Rights Agreement), are referred to herein as the "Exchange Notes") and (ii) under certain limited circumstances, a shelf registration statement with respect to the resale of the Securities pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"). This Agreement, the Indenture, the Notes, the Exchange Notes and the Registration Rights Agreement and the Guarantees are collectively referred to herein as the "Offering Agreements."

         The Securities are being sold in connection with (i) the recapitalization of the Company (the "Recapitalization"), pursuant to a recapitalization agreement (together with all exhibits thereto and related documents and agreements, the "Recapitalization Agreement") dated as of April 12, 2000 among the Company, and the parties named on the signature pages attached thereto, (ii) the execution of a Credit Agreement (together with all exhibits thereto and related documents and agreements, the "Credit Agreement") providing for a $100.0 million term loan facility (the "A Term Loan Facility"), a $244.0 million term loan facility (the "B Term Loan Facility" and, together with the A Term Loan Facility, the "Term Loan Facilities") and a $100.0 million revolving credit facility (the "Revolving Credit Facility" and together with the Term Loan Facilities, the "Bank Financing") and (iii) the consent solicitations and tender offers (the "Debt Tender Offers") by the Company for all of its outstanding 11 1/4% Senior Subordinated Notes due 2007 (the "11 1/4% Notes") and all of its outstanding 9 1/4% Senior Subordinated Notes due 2008 (the "9 1/4% Notes" and, together with the 11 1/4% Notes, the "Retired Notes") pursuant to an offer to purchase and consent solicitation statement (the "Offer to Purchase" and, together with all related documents and agreements, including but not limited to the Dealer Manager Agreement dated as of May 19, 2000 between the Company and the Initial Purchaser and the Supplemental Indentures (as defined below), the "Tender Offer Documents"). In connection with the Recapitalization,
(w) Tekni-Plex Partners LLC will contribute not less than $47.0 million to the Company (the "Equity Contribution"), (x) the Company will purchase shares of its common stock from certain investors holding through MST/TP Partners, L.P. (the "Repurchase"), (y) the Company will repay substantially all of its outstanding debt under its existing credit facility (the "Refinancing") and (z) pursuant to the Debt Tender Offers, the Company will accept for payment and purchase not less than a majority of each issue of Retired Notes and amend the indenture governing each issue of Retired Notes (the "Old Indentures") to delete or amend such provisions as the Company requires and execute and deliver supplemental indentures to effect such amendments (the "Supplemental Indentures"). The Recapitalization, the Equity Contribution, the Repurchase, the Bank Financing, the Debt Tender Offers and the Refinancing are collectively referred to herein as the "Transactions." The Recapitalization Agreement, the Credit Agreement and the Tender Offer Documents are referred to herein as the "Transaction Documents."

         The Company and the Guarantors hereby agree, jointly and severally, with the Initial Purchaser as follows:

         1. The Company agrees to issue and sell the Notes and the Guarantors agree to issue the Guarantees to the Initial Purchaser as hereinafter provided, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company all of the Securities at a price (the "Purchase Price") equal to 95.88% of their principal amount. No additional consideration shall be paid by the Initial Purchaser for the Guarantee.

         2. The Company and the Guarantors understand that the Initial Purchaser intends (x) to offer privately the Securities as soon after this Agreement has become effective as in the



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

judgment of the Initial Purchaser is advisable and (y) initially to offer the Securities upon the terms set forth in the Offering Memorandum (as defined below).

         The Company and the Guarantors confirm that they have authorized the Initial Purchaser, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. The Initial Purchaser hereby makes to the Company and the Guarantors the following representations and agreements:

               (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Act; and

               (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, (B) it will solicit offers for the Securities only from, and will offer, sell or deliver the Securities only to, (1) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Act to whom notice has been given that such offer, sale or delivery is being made in reliance on Rule 144A in transactions under Rule 144A or (2) upon the terms and conditions set forth in Annex I to this Agreement, and (C) it is not purchasing with a view to or for offer or sale in connection with any distribution that would be in violation of federal or state law.

         3. Payment for the Securities shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchaser no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on June 21, 2000, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchaser and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the account of the Initial Purchaser of one or more global notes representing the Securities (collectively, the "Global Notes"), with any transfer taxes payable in connection with the transfer to the Initial Purchaser of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Initial Purchaser at the office of J.P. Morgan Securities Inc. at the address set forth above, or at such other location as the Company and the Initial Purchaser agree, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         4. Each of the Company and each Guarantor represents and warrants to the Initial Purchaser that:

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

          (a) a preliminary offering memorandum, dated June 2, 2000 (the "Preliminary Offering Memorandum") and an offering memorandum, dated June 15, 2000 (the "Offering Memorandum") have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Rule 144A(d)(4) Information (as defined in Section 5(m)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Initial Purchaser relating to the Initial Purchaser to the Company expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto;

          (b) the financial statements, and the related notes thereto, included in the Offering Memorandum present fairly the consolidated financial position of each of the Company and its consolidated subsidiaries and of PureTec Corporation and its consolidated subsidiaries, as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis; and the pro forma financial information, and the related notes thereto, included in the Offering Memorandum are based upon good faith estimates and assumptions believed by the Company to be reasonable;

          (c) since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, there has not been any material change in the capital stock or long-term debt of the Company or the Subsidiaries (as defined below), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Change" or "Prospective Material Adverse Change", respectively), otherwise than as set forth or contemplated in the Offering Memorandum; and except as set forth or contemplated in the Offering Memorandum, neither the Company, nor any of the Subsidiaries, has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Subsidiaries, taken as a whole;

          (d) the Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the business, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"); the authorized, issued and outstanding capital stock of the Company, prior to the Recapitalization is, and after giving effect to the Recapitalization will be, as set forth in the Offering Memorandum, and is, or after giving effect to the Recapitalization will be, owned by the persons and in the amounts as set forth therein; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights; the respective percentage equity interests of investors in MST/TP Partners LLC and Tekni-Plex Partners LLC, after giving effect to the Recapitalization, will be as set forth in the Offering Memorandum;

          (e) the Company has no subsidiaries other than those set forth on Schedule A attached hereto (each a "Subsidiary" and together, the "Subsidiaries"); each of the Subsidiaries has been duly incorporated and, unless otherwise indicated on Schedule A, is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of the Subsidiaries has been duly authorized and validly issued, are fully-paid and non-assessable under the corporate laws of the jurisdiction of incorporation, and (except as described in the Offering Memorandum) owned by the Company free and clear of all liens, encumbrances, security interests and claims;

          (f) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and (assuming the due authorization, execution and delivery by the Initial Purchaser) will constitute a valid agreement of the Company and the Guarantors and, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally,
     (ii) general principles of equity and (iii) principles of public policy limiting the rights to enforce indemnification provisions (clauses (i), (ii) and (ii) being referred to herein as the "Creditors' Rights Limitations"), will be binding and will be enforceable in accordance with its terms; and will conform, in all material respects, to the description thereof in the Offering Memorandum;

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

          (g) the Registration Rights Agreement has been duly authorized by each of the Company and the Guarantors, and when executed and delivered by them and (assuming the due authorization, execution and delivery by the Initial Purchaser) will constitute a valid agreement of the Company and the Guarantors and, subject to the Creditors' Rights Limitations, will be binding and will be enforceable in accordance with its terms; and will conform, in all material respects, to the description thereof in the Offering Memorandum;

          (h) the Notes and the Exchange Notes have been duly authorized by the Company, and when issued and delivered pursuant to this Agreement (and the Registration Rights Agreement in the case of the Exchange Notes), will have been duly executed, issued and delivered and, when the Notes and the Exchange Notes are authenticated by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery by the Trustee) and are delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement (and the Registration Rights Agreement in the case of the Exchange Notes), will constitute valid obligations of the Company entitled to the benefits provided by the Indenture and, subject to the Creditors' Rights Limitations, will be binding and will be enforceable in accordance with their terms; and the Securities will conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

          (i) the Guarantees have been duly authorized by the Guarantors, and when the Notes or Exchange Notes, as the case may be, are issued and delivered pursuant to this Agreement (and the Registration Rights Agreement in the case of the Exchange Notes), will have been duly executed and delivered and, when the Notes or Exchange Notes, as the case may be, are authenticated by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery by the Trustee) and are delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement (and the Registration Rights Agreement in the case of the Exchange Notes), will constitute a valid obligation of the Guarantors and, subject to the Creditors' Rights Limitations, will be binding and will be enforceable in accordance with its terms;

          (j) the Indenture has been duly authorized by the Company and the Guarantors and, when executed and delivered by each of the Company and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid instrument of the Company and each such Guarantor and, subject to the Creditors' Rights Limitations, will be binding and will be enforceable in accordance with its terms; and the Indenture will conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

          (k) the Company and the Guarantors have the corporate power and authority to execute and deliver the Transaction Documents (to the extent each is a party thereto) and to perform their respective obligations, thereunder; all action to be taken by the Company and the Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby will have been duly and validly taken as of the Closing Date; each of the Transaction Documents has been duly authorized by the Company and the Guarantors to the extent that each is a party thereto and when executed and delivered by each of the parties thereto, each of the Transaction Documents will constitute a valid instrument or agreement of each of the Company and the Guarantors, as the case may be to the extent they are a party thereto, and subject to the Creditors' Rights Limitations, will be binding and enforceable in accordance with its terms; and the Transaction Documents conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

          (l) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

          (m) neither the Company nor any Subsidiary is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws (or similar organizational documents) or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect or are not material to the holders of the Securities as such; the issue and sale of the Securities and the performance by each of the Company and the Guarantors of all of the provisions of their obligations under the Offering Agreements and the Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject, except such as would not have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any Guarantor or (assuming the accuracy of the representations by, and compliance with the agreements of, the Initial Purchaser set forth in paragraph 2 of this Agreement) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Guarantor or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or any Guarantor of the transactions contemplated by the Offering Agreements and the Transaction Docu-ments, except such consents, approvals, authorizations, registrations or qualifications as may be required under any state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchaser and except as such as would not have a Material Adverse Effect;

          (n) other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective properties or to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (o) neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the offering contemplated by the Offering Memorandum;

          (p) neither the Company, the Guarantors nor any person (other than the Initial Purchaser, as to which the Company makes no representation) acting on their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, the Guarantors and any of their affiliates and any person (other than the Initial Purchaser) acting on their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

          (q) the Company is not, and will not be after giving effect to the offering and sale of the Securities to be sold and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption "Use of Proceeds"), an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (r) assuming that the representations of the Initial Purchaser set forth in paragraph 2 of this Agreement are true, correct and complete and assuming compliance by the Initial Purchaser with its agreements in paragraph 2 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended (the "TIA");

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

          (s) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act;

          (t) BDO Seidman, LLP, who has certified certain financial statements of the Company and its subsidiaries and Deloitte and Touche LLP who has certified certain financial statements of PureTec Corporation and its subsidiaries, are independent public accountants as required by the Act;

          (u) the Company and the Subsidiaries have good and marketable title in fee simple to all material items of real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are otherwise described or referred to in the Offering Memorandum or such as do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or the Subsidiaries are held by them under valid, existing and enforceable leases (subject to the Creditors' Rights Limitations) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiaries. The Company and the Subsidiaries own or possess, or have no reason to believe they cannot acquire on reasonable terms, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such licenses or other rights could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written or, to the best knowledge of the Company, oral notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect;

          (v) the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith except in any case where the failure to file or pay would not individually or in the aggregate have a Material Adverse Effect, and, except as disclosed in the Offering Memorandum, the Company has no knowledge of any material tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company;

          (w) each of the Company and each Subsidiary owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except to the extent that the failure to so obtain or file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any actual notice, or is not aware, of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum; and each of the Company and each Subsidiary is in compliance with all laws and regulations relating to the conduct of its business as of the date hereof;

          (x) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company and the Subsidiaries which are likely to have a Material Adverse Effect;

          (y) each of the Company and each Subsidiary (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance or is in the process of complying with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

          (z) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any affiliates of the Company for employees or former employees of the Company and its affiliates has been maintained, in all material respects, in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and excluding transactions which would not have a Material Adverse Effect; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "ac-cumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan which is subject to Title IV of ERISA (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan as determined using reasonable actuarial assumptions.

         5. Each of the Company and each Guarantor covenants and agrees with the Initial Purchaser as follows:

          (a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchaser a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchaser reasonably objects;

          (b) if, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchaser and to the dealers (whose names and addresses the Initial Purchaser will furnish to the Company) to which Securities may have been sold by the Initial Purchaser on behalf of the Initial Purchaser and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading or so that the Offering Memorandum will comply with law;

          (c) to cooperate with you and your counsel in connection with the registration or qualification of the Securities for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company or the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the Offering or sale of the Securities, in any jurisdiction where it is not now so subject;

          (d) so long as the Securities are outstanding, to furnish to the Initial Purchaser copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (e) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company or the Guarantors which are substantially similar to the Securities;

          (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

          (g) if requested by you, to use its best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealer, Inc.;

          (h) to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and the Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Company and the Subsidiaries of such quarter in reasonable detail;

          (i) during the period of two years after the Closing Date, not to, and to use its best efforts not to permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (j) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated and in addition to any obligations they may have under any other agreements with you and/or your affiliates, to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Offering Memorandum and any preliminary offering memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may designate (including fees of counsel for the Initial Purchaser and their disbursements), (iv) in connection with the application for eligibility for trading of the Securities in the PORTAL trading system,
     (v) in connection with the printing (including word processing and duplication costs) and delivery of this

     Agreement, the Indenture, the Registration Rights Agreement, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Initial Purchaser and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, and (vii) incurred by the Company in connection with a "road show" presentation to potential investors;

          (k) to take all reasonable action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Act with the offerings contemplated hereby;

          (l) not to solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act;

          (m) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, to make available to the Initial Purchaser and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule 144A(d)(4) Information") under the Act (or any successor thereto); and

          (n) not to take any action prohibited by Regulation M under the Exchange Act (or any successor provision), in connection with the distribution of the Securities contemplated hereby.

         6. The obligations of the Initial Purchaser hereunder to purchase the Securities on the Closing Date are subject to the performance, in all material respects, by each of the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

          (a) the representations and warranties of each of the Company and the Guarantors contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Company and the Guarantors shall have complied, in all material respects, with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recog-nized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act;

          (c) since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, there shall not have been any material change in the capital stock or long-term debt of any of the Company or the Guarantors or any Material Adverse Change, or any development involving a Prospective Material Adverse Change, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum; and neither the Company nor the Subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its respective business from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or legal or governmental proceeding, which loss or interference, in the judgment of the Initial Purchaser, has had or has a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum;

          (d) the Initial Purchaser shall have received on and as of the Closing Date a certificate of the Company signed for the Company by an executive officer of the Company with specific knowledge about the Company's and Guarantors' financial matters, satisfactory to the Initial Purchaser to the effect set forth in subsections (a) and (b) of this Section and to the further effect that there has not occurred any Material Adverse Change, or any development involving a Prospective Material Adverse Change, from those set forth or contemplated in the Offering Memorandum;

          (e) Davis Polk & Wardwell, Counsel for the Company, shall have furnished to the Initial Purchaser their written opinion, dated the Closing Date in form and substance satisfactory to the Initial Purchaser, to the effect that:

               (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware with the corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

               (ii) each Guarantor organized under the laws of the State of Delaware or New York is a corporation validly existing under the laws of its jurisdiction of incorporation with power and authority to enter into the Offering Agreements;

               (iii) to such counsel's knowledge, other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings (i) pending or threatened against or af-fecting the Company or the Subsidiaries or any of their respective properties or to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which, if determined adversely to the Company or such Subsidiary, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect or (ii) which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities in the manner contemplated by the Offering Memorandum or the consummation of the Offering or the Transactions; to such counsel's knowledge, no such proceedings are threatened by governmental authorities or by others;

               (iv) this Agreement has been duly authorized, executed and delivered by each of the Company and each Guarantor organized under the laws of the State of Delaware or New York;

               (v) the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Company and each Guarantor organized under the laws of the State of Delaware or New York and is a valid agreement of each of the Company and each such Guarantor and, subject to the Creditors' Rights Limitations, is binding and is enforceable in accordance with its terms;

               (vi) the Guarantee has been duly authorized, executed and delivered by each Guarantor organized under the laws of the State of Delaware or New York and, and upon delivery to and payment for the Notes by the Initial Purchaser in accordance with the terms of this Agreement, will constitute a valid obligation of each such Guarantor and, subject to the Creditors' Rights Limitations, is binding and is enforceable against each such Guarantor in accordance with its terms;

               (vii) the Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid obligations of the Company entitled to the benefits provided by the Indenture and, subject to the Creditors' Rights Limitations, are binding and are enforceable against the Company in accordance with their terms;

               (viii) the Indenture has been duly authorized, executed and delivered by the Company and each Guarantor organized under the laws of the State of Delaware or New York and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid agreement of the Company and each such Guarantor and, subject to the Creditors' Rights Limitations, is binding and is enforceable against the Company and each such Guarantor, respectively, in accordance with its terms;

               (ix) the Transaction Documents have been duly authorized, executed and delivered by the Company and each Subsidiary organized under the laws of the State of Delaware or New York (to the extent such person is a party thereto), and are valid agreements of each of the Company and such Subsidiary, as the case may be, and, subject to the Creditors' Rights Limitations, the Transaction Documents are binding and are enforceable in accordance with their terms;

               (x) The purchase of the Retired Notes pursuant to the Debt Tender Offers, and the execution and delivery of, and the consummation by Company of the transactions contemplated by the Tender Offer Documents, assuming they were undertaken in the manner described therein, (i) does not require any filing with the Securities and Exchange Commission pursuant to Section 14, Rule 13e-3 or Rule 13e-4 of the Exchange Act and (ii) will require no material consent, authorization, approval, order, exemption, or other action of, or filing with, any governmental agency, authority, or instrumentality of the United States under the Securities Act, the Exchange Act and the TIA.

               (xi) other than the subject matter of subparagraphs (xiii) and
          (xvii), the issue and sale of the Securities and the performance by the Company and the Guarantors of their obligations under the Securities, the execution and delivery of the Transaction Documents and the Offering Agreements and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach or a default under or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or such Guarantor is a party or by which they or any of their properties is known by such counsel to be bound except as such as would not have a Material Adverse Effect, (ii) the Certificate of Incorporation or By-Laws of the Company or such Guarantor, or (iii) any applicable federal or New York statute or, to the best of such counsel's knowledge, any federal or New York order, rule or regulation of any federal or New York governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective properties or any judgment, decree or order of any court to which the Company or such Guarantor is a named party;

               (xii) other than the subject matter of paragraph (xiii), to their knowledge, no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indenture, except as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities or the Exchange Notes or the federal securities laws with respect to the Exchange Notes;

               (xiii) no registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 2 (including Annex
          I) of this Agreement, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy the Securities in the initial resales are qualified institutional buyers (as defined in Rule 144A under the Act) or non-U.S. Persons (as defined in Rule 902 under the
          Act) and (ii) the accuracy of the Initial Purchaser's representations and those of the Company and the Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of the Securities to the Initial Purchaser and the initial resales thereof (it being understood that such counsel need express no opinion as to any subsequent resale of any Notes);

               (xiv) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act;

               (xv) the statements in the Offering Memorandum under "The Recapitalization," "Governance of Tekni-Plex," "Certain Transactions -- Investors' Agreement" and the first paragraph of "Certain Transactions -- Common Stock Purchase Agreement," "Description of Notes," and "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a description of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings;

               (xvi) on the basis stated below, no facts have come to the attention of such counsel that lead such counsel to believe, except for the financial statements, related financial statement schedules, and other financial and statistical information contained in the Offering Memorandum as to which such counsel expresses no belief, that the Offering Memorandum, as of its date of issuance and, as amended or supplemented, if applicable, as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               (xvii) the Company is not and, after giving effect to the offering and sale of the Securities to be sold and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption "Use of Pro-ceeds") will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

               In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the federal laws of the United States, the corporate law of the State of Delaware and the laws of the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to the Initial Purchaser's counsel) of other counsel, reasonably acceptable to the Initial Purchaser's counsel, familiar with the applicable laws; and
          (B) as to matters of fact, to the extent such counsel deems proper, on the representations and warranties made by the Company and the Guarantors herein, and certificates and statements of public officials and officers and other representatives of the Company and the Guarantors (and such counsel has not independently verified or investigated, nor does such counsel assume any responsibility for, the factual accuracy or completeness of such representations and warranties or certificates or of such factual statements). The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchaser and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xvi) above counsel may state that their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto, and that since such counsel has not conducted any independent investigation with regard to the information set forth in the Offering Memorandum and any amendment or supplement thereto, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except with respect to the opinions set forth in subparagraph (xv) above.

               The opinion of Davis Polk & Wardwell described above shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

               (f) the Company shall have furnished to the Initial Purchaser a solvency certificate dated the Closing Date in form and substance satisfactory to the Initial Purchaser;

               (g) on the date of the issuance of the Offering Memorandum and also on the Closing Date, BDO Seidman, LLP shall have furnished to the Initial Purchaser letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;

               (h) the Supplemental Indentures shall have been executed and delivered by the Company, the Guarantors and the Trustee, the Debt Tender Offers shall have been consummated and the 11 1/4% Notes and 9 1/4% Notes tendered in the Debt Tender Offers shall have been accepted for payment;

               (i) the Company shall have previously executed the Credit Agreement (as defined in the Offering Memorandum) in form and substance reasonably satisfactory to the Initial Purchaser and shall have funds available thereunder as contemplated by the Offering Memorandum;

               (j) the Transaction Documents and the Offering Agreements shall have been executed and delivered by the Company and the Guarantors to the extent that each is a party thereto, the Registration Rights Agreement being substantially in the form attached hereto as Annex II;

               (k) (i) all material conditions in the Transaction Documents required to be performed on or prior to the Closing Date shall have been satisfied and not waived or modified (provided, that the debt financing condition contained in Section 6.02(d) of the Recapitalization Agreement shall have been waived in a manner reasonably satisfactory to the Initial Purchaser), (ii) all covenants in the Recapitalization Agreement shall have been satisfied in all material respects, (iii) all representations and warranties contained in the Transaction Documents shall be true and correct in all material respects, (iv) the new equity (including not less than $85.0 million of undrawn equity) described in the Offering Memorandum to be committed to Tekni-Plex Partners LLC shall have been committed on terms reasonably satisfactory to the Initial Purchaser and (v) the Equity Contribution shall have been made and the Recapitalization shall have been (or shall substantially concurrently be) consummated (including, without limitation, the Repurchase);

               (l) the Initial Purchaser shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel to the Initial Purchaser, with respect to the validity of the Indenture and the Securities, and such other related matters as the Initial Purchaser may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

               (m) on or prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall reasonably request.

         7. Each of the Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, each affiliate of the Initial Purchaser which assists the Initial Purchaser in the distribution of the Securities, its officers and directors, and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses rea-sonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto) or any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein or
(ii) contained in the Preliminary Offering Memorandum if the Initial Purchaser failed to send or deliver a copy of the Offering Memorandum to the person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of sale of the Securities to such person and such Offering Memorandum would have corrected such untrue statement or omission and it shall have been determined that such losses, claims, damages or liabilities would not have arisen had the Offering Memorandum been delivered or sent.

         The Initial Purchaser agrees to indemnify and hold harmless each of the Company, the Guarantors, their respective directors and officers and each person who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum, any amendment or supplement thereto, or any preliminary offering memorandum.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one sepa-rate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchaser, each affiliate of the Initial Purchaser which assists the Initial Purchaser in the distribution of the Securities, its officers and directors and such control persons of the Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors, their directors, their officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested in writing to the chief legal officer or, if no chief legal officer exists, to the chief executive officer of the Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding or claim effected without its written consent if
(i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request, (ii) a second such written request shall have been sent to and received by the chief legal officer or, if no chief legal officer exists, by the chief executive officer of the Indemnifying Person at least 30 days after the first such request but at least 15 days prior to the date of such settlement, and (iii) with respect to such request, such Indemnifying Person shall not have reimbursed such Indemnified Person for all reasonable fees and expenses of such counsel prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the

     Company and the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties made as of the date hereof and as of Closing Date of the Company, the Guarantors and the Initial Purchaser set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of the Company, the Guarantors, such Company's officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchaser, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchaser, is material and adverse and which, in the judgment of the Initial Purchaser, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

         9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         10. If this Agreement shall be terminated by the Initial Purchaser, because of any failure or refusal on the part of any of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Issuers shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchaser's obligations cannot be fulfilled other than solely by reason of a default by the Initial Purchaser in payment for the Securities on the Closing Date, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

         11. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchaser, any controlling persons referred to herein and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

         12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to them at the following address: J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260; Attention: Syndicate Department. Notices to the Company shall be given to them at the following address: Tekni-Plex, Inc., 201 Industrial Parkway, Somerville, New Jersey 08876; Attention: Dr. F. Patrick Smith; with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017; Attention: Winthrop Conrad, Esq.

         13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         14. Pursuant to Section 5-1401 of the General Obligations Laws of the State of New York, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any other conflicts of laws provisions.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                                     Very truly yours,

                                                     TEKNI-PLEX, INC.


                                                     By:_______________________
                                                        Name:
                                                        Title:


Accepted:  June    , 2000
J.P. MORGAN SECURITIES INC.


By:_____________________________
   Name:
   Title:

         Each of the undersigned by its execution hereof agrees to become a party to this Agreement as a Guarantor as of the date set forth above:




                                      PURETEC CORPORATION
                                      PLASTIC SPECIALTIES AND
                                        TECHNOLOGIES, INC.
                                      PLASTIC SPECIALTIES AND
                                        TECHNOLOGIES INVESTMENTS, INC.
                                      BURLINGTON RESINS, INC.
                                      DISTRIBUTORS RECYCLING, INC.
                                      REI DISTRIBUTORS INC.
                                      ALUMET SMELTING CORP.
                                      NATVAR HOLDINGS, INC
                                      TRI-SEAL HOLDINGS, INC
                                      PURE TECH RECYCLING OF
                                        CALIFORNIA
                                      MULTI CONTAINER RECYCLER, INC.
                                      COAST RECYCLING NORTH, INC.
                                      Pure Tech APR, Inc.
                                       collectively, the Guarantors


                                      By:_____________________________
                                         Name:
                                         Title:

                                                                     ANNEX I


         (A) In addition to offers pursuant to clause (B)(1) of paragraph 2(ii) of the Agreement, the Initial Purchaser intends to offer and sell the Securities in accordance with Regulation S under the Act. Accordingly, the Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902 under the Act with respect to the Securities and it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to and in accordance with paragraph 2(ii) of the Agreement to purchasers described in clause (B)(1) thereof), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         The Initial Purchaser agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities in accordance with this paragraph (A), except with its affiliates or with the prior written consent of the Company.

         (B) The Initial Purchaser represents and agrees that (i) it has not offered or sold, and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (C) The Initial Purchaser agrees that it will not directly or indirectly offer, sell or deliver any of the Securities or distribute any offering memorandum, prospectus or other document or information in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Initial Purchaser understands that no action has been taken by the Company to permit a public offering in any jurisdiction outside the United States where action would be required for such purposes. The Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities in any jurisdiction outside of the United States. Without prejudice to the generality of the foregoing, the Initial Purchaser is not authorized to give any information or to make any representation in connection with the offering or sale of the Securities other than those contained in the Offering Memorandum.

                                                                        ANNEX II


                     [Form of Registration Rights Agreement]

                                                                      SCHEDULE A


Domestic Subsidiaries


PureTec Corporation (Delaware)
Plastic Specialties and Technologies, Inc. (Delaware)
Plastic Specialties and Technologies Investments, Inc. (Delaware)
Burlington Resins, Inc. (Delaware)
Distributors Recycling, Inc. (New Jersey)*
REI Distributors Inc. (New Jersey)*
Alumet Smelting Corporation (New Jersey)*
Natvar Holdings, Inc. (Delaware)
Tri-Seal Holdings, Inc. (Delaware)
Pure Tech Recycling of California (California)*
Multi Container Recycler, Inc. (Michigan)*
Coast Recycling North, Inc. (California)*
Pure Tech APR, Inc. (New York)


Foreign Subsidiaries


PurePlast Acquisition Limited (Nova Scotia)
PurePlast Inc. (Ontario)
Tekni-Plex Europe, N.V. (Belgium)
Action Technology Italia S.p.A (Italy)
Colorite Europe, Ltd. (Northern Ireland)
Colorite Plastics Canada Ltd. (Ontario)

------------------------------

*  Not currently in good standing.